UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

NEW YORK	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 29, 2020, Movado Group, Inc. (the “Company”) committed to a restructuring plan (the “Restructuring Plan”) as part of the Company’s efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on the Company’s business. The Company estimates that it will incur total charges of approximately $9.0 million to $12.0 million under the Restructuring Plan, which is in addition to the previously-disclosed corporate initiative costs of $7.2 million recorded in the first quarter of fiscal 2021. Approximately $8.5 million to $11.0 million of the charges under the Restructuring Plan relate to employee severance and benefits costs and stock-based compensation charges for separated individuals, and approximately $0.5 million to $1.0 million represent costs to consolidate facilities. The Restructuring Plan is expected to be substantially completed during the second quarter of the Company’s current fiscal year, although cash severance will be paid over time and such payments are expected to continue into the next fiscal year. Of the total charges expected to be incurred, approximately $8.5 million to $11.5 million are expected to result in cash expenditures.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s future financial and operating performance, including the effect of the COVID-19 pandemic on the Company’s business; the Company’s efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic; and the Company’s expected costs related to restructuring and related charges, including the timing of such charges. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to risks related to the impact of the COVID-19 pandemic, including business and government responses thereto, on the Company’s business and operations; risks regarding the Company’s ability to forecast its performance due to the COVID-19 pandemic; and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this Current Report are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward-looking statements and this Current Report shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2020

MOVADO GROUP, INC.

By:	/s/ Sallie DeMarsilis
Name:	Sallie DeMarsilis
Title:	Chief Operating Officer and Chief Financial Officer